Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement of Brasil Telecom S.A. on Form F-4 of our report dated June 10,2002 (except with respect to the matters discussed in Note 31 and 32 to the consolidated financial statements, as to which the date is June 26, 2002), appearing in the Annual Report on Form 20-F of Brasil Telecom S.A. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

September 13, 2004